Exhibit 99.1

ImmuCell Announces Preliminary, Unaudited Sales Results for Q4 2023

For Immediate Release

PORTLAND, Maine – January 8, 2024 – ImmuCell Corporation (Nasdaq: ICCC) (“ImmuCell” or the “Company”), a growing animal health company that develops, manufactures and markets scientifically proven and practical products that improve the health and productivity of dairy and beef cattle, today announced preliminary, unaudited sales results for the fourth quarter of 2023, which ended December 31, 2023.

Preliminary, Unaudited Total Sales Results:
	2023	2022	$ Increase ($ Decrease)		% Increase (% Decrease)
During the Three-Month Periods Ended December 31,	$5.1 million	$3.9 million	$1.2 million		30.3%

During the Years Ended December 31,	$17.5 million	$18.6 million	$(1.1 million	)	(5.9)%

Total sales during the three-month period ended December 31, 2023 were 30% above the comparable period ended December 31, 2022. Total sales during the year ended December 31, 2023 were 6% less than the year ended December 31, 2022, primarily due to lower production output during the first ten months of the year caused by previously disclosed contamination events and a pause in production necessary to remediate these events.

“We believe that we are on the right track to increase production output, but we still have more work to do to catch up to product demand,” commented Michael F. Brigham, President and CEO of ImmuCell. “We anticipate that we are in a good position to move past the contamination events that plagued us during the first ten months of 2023 and to execute on our plan to resume sales growth in 2024.”

Finished goods produced increased steadily from approximately $3.3 million to $4 million and further to $5.3 million during the first, second and third quarters of 2023, respectively, but then dropped off slightly to $5.1 million during the fourth quarter of 2023. The Company’s objective is to produce finished goods with an approximate sales value of $6 million or more per quarter, as it implements and optimizes recent investments to increase its production capacity. Fourth quarter 2023 production was limited by lower output during the month of October, which was caused by a previously disclosed contamination event in September 2023. After remediating this event, the Company achieved full production during the balance of the quarter. The output levels achieved during the months of November and December 2023 annualize to approximately $26.8 million, which equates to an average quarterly production of approximately $6.7 million.

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As the work to increase production output to meet demand continues, the backlog of orders was approximately $9.4 million as of December 31, 2023, which is an increase from approximately $8.9 million, $8 million and $7.5 million as of September 30, 2023, June 30, 2023 and March 31, 2023, respectively, and a significant increase from approximately $2.5 million as of December 31, 2022.

“In addition, we continue to work to achieve FDA approval to commercialize Re-Tain®,” Mr. Brigham concluded. “We expect a response from the FDA to our third submission of the CMC Technical Section no later than May 2024.”

Since the first quarter of 2020, the Company has been providing a preliminary look at its unaudited top line results soon after the close of the quarter. The Company expects to provide this prompt, preliminary report on product sales until further notice going forward.

Conference Call:

The Company will host a conference call on Thursday, February 22, 2024 at 9:00 AM ET to discuss the unaudited financial results for the quarter and year ended December 31, 2023. Interested parties can access the conference call by dialing (844) 855-9502 (toll free) or (412) 317-5499 (international) at 9:00 AM ET. A teleconference replay of the call will be available until February 29, 2024 at (877) 344-7529 (toll free) or (412) 317-0088 (international), utilizing replay access code #2442952. Investors are encouraged to review the Company’s Corporate Presentation slide deck that provides an overview of the Company’s business and is available under the “Investors” tab of the Company’s website at www.immucell.com, or by request to the Company. An updated version of the slide deck will be made available under the “Investors” tab of the Company’s website on Wednesday, February 21, 2024.

About ImmuCell:

ImmuCell Corporation’s (Nasdaq: ICCC) purpose is to create scientifically proven and practical products that improve the health and productivity of dairy and beef cattle. ImmuCell manufactures and markets First Defense®, providing Immediate Immunity™ to newborn dairy and beef calves, and is in the late stages of developing Re-Tain®, a novel treatment for subclinical mastitis in dairy cows with a no milk discard claim that provides an alternative to traditional antibiotics. Press releases and other information about the Company are available at: http://www.immucell.com.

Contacts:	Michael F. Brigham, President and CEO ImmuCell Corporation (207) 878-2770 Joe Diaz, Robert Blum and Joe Dorame Lytham Partners, LLC (602) 889-9700 iccc@lythampartners.com

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Cautionary Note Regarding Forward-Looking Statements (Safe Harbor Statement):

This Press Release and the statements to be made in the related conference call referenced herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and will often include words such as “expects”, “may”, “anticipates”, “aims”, “intends”, “would”, “could”, “should”, “will”, “plans”, “believes”, “estimates”, “targets”, “projects”, “forecasts”, “seeks” and similar words and expressions. Such statements include, but are not limited to, any forward-looking statements relating to: our plans and strategies for our business; projections of future financial or operational performance; the timing and outcome of pending or anticipated applications for regulatory approvals; future demand for our products; the scope and timing of ongoing and future product development work and commercialization of our products; future costs of product development efforts; the expected efficacy of new products; estimates about the market size for our products; future market share of and revenue generated by current products and products still in development; our ability to increase production output and reduce costs of goods sold per unit; the adequacy of our own manufacturing facilities or those of third parties with which we have contractual relationships to meet demand for our products on a timely basis; the impacts of backlogs on customer relationships; the efficacy or timeline to complete our contamination remediation efforts; the likelihood, severity or impact of future contamination events; the robustness of our manufacturing processes and related technical issues; estimates about our production capacity, efficiency and yield; future regulatory requirements relating to our products; future expense ratios and margins; the effectiveness of our investments in our business; anticipated changes in our manufacturing capabilities and efficiencies; our effectiveness in competing against competitors within both our existing and our anticipated product markets; projections about depreciation expense and its impact on income for book and tax return purposes; our ability to convert the backlog of orders into sales; and any other statements that are not historical facts. These statements are intended to provide management’s current expectation of future events as of the date of this press release, are based on management’s estimates, projections, beliefs and assumptions as of the date hereof; and are not guarantees of future performance. Such statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, financial or operational performance or achievements to be materially different from those expressed or implied by these forward-looking statements, including, but not limited to, those risks and uncertainties relating to: difficulties or delays in development, testing, regulatory approval, production and marketing of our products (including the First Defense® product line and Re-Tain®), competition within our anticipated product markets, customer acceptance of our new and existing products, product performance, alignment between our manufacturing resources and product demand (including the consequences of backlogs), uncertainty associated with the timing and volume of customer orders as we come out of a prolonged backlog, adverse impacts of supply chain disruptions on our operations and customer and supplier relationships, commercial and operational risks relating to our current and planned expansion of production capacity, and other risks and uncertainties detailed from time to time in filings we make with the Securities and Exchange Commission (SEC), including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K. Such statements involve risks and uncertainties and are based on our current expectations, but actual results may differ materially due to various factors. In addition, there can be no assurance that future risks, uncertainties or developments affecting us will be those that we anticipate. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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